news release

GODADDY REPORTS CONTINUED STRONG GROWTH IN THIRD QUARTER
Results Above High End of Guidance Ranges;
Q3 Revenue up 15% on Growing Customers and ARPU;
Swings to Net Income from Year Ago Net Loss

SCOTTSDALE, Ariz., November 2, 2016 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest cloud platform dedicated to small, independent ventures, today reported financial results for the third quarter ended September 30, 2016.
“GoDaddy turned in another strong quarter, with results again exceeding the top-end of our guidance.  I’m particularly pleased with the advancements we’ve made in both new product introductions, and how we serve our global markets.  We’ve proven our ability to successfully scale the business, delivering compelling products and experiences that will continue to grow our business over the long term,” said Blake Irving, GoDaddy Chief Executive Officer.
Third Quarter Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change

	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$472.1	$411.1	14.8%	$1,362.0	$1,181.9	15.2%
Net income (loss)(1)	$8.3	$(5.2)	NM	$(21.1)	$(119.9)	NM
Net cash provided by operating activities	$99.7	$78.7	26.7%	$297.4	$198.1	50.1%
Non-GAAP Results
Unlevered Free Cash Flow	$95.6	$79.7	19.9%	$280.1	$241.8	15.8%
Operating Metrics
Total Bookings	$534.3	$475.6	12.3%	$1,630.7	$1,450.2	12.4%
Total customers at period end	14,547	13,572	7.2%	14,547	13,572	7.2%
ARPU	$127	$119	6.5%	$127	$119	6.5%

(1)
Net loss for the nine months ended September 30, 2015 includes $51.1 million of costs consisting of $29.7 million in termination payments made in connection with the completion of the IPO and the $21.4 million loss on debt extinguishment.

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•	Total revenue of $472.1 million, up 14.8% year over year, or 16.4% on a constant currency basis.

•	Domains revenue of $236.6 million, up 10.0% year over year.

•	Hosting and Presence revenue of $174.1 million, up 15.5% year over year.

•	Business Applications revenue of $61.4 million, up 35.5% year over year.

•	International revenue of $129.2 million, up 21.4% year over year, or 27.2% on a constant currency basis.

•	Total bookings of $534.3 million, up 12.3% year over year, or 13.1% on a constant currency basis.

•	Net income of $8.3 million, represented a positive swing versus a net loss of $5.2 million in the prior year.

•	Net cash provided by operating activities of $99.7 million, up 26.7% year over year.

•	Unlevered free cash flow of $95.6 million, up 19.9% year over year.

•	Customers were 14.5 million at quarter end, up 7.2% year over year.

•	Average revenue per user (ARPU) of $127, up 6.5% year over year.

Business Highlights

•	Registered 1 millionth .UK domain in the United Kingdom. An estimated 25% of Britain's most popular domains are now registered through GoDaddy.

•	Launched Domain Connect Initiative, making it easier for customers to connect their domain names to their web service of choice, regardless of their domain name registrar.

•	Acquired ManageWP to offer a single destination for best-in-class WordPress management and hosting.

•	Launched WordPress Websites featuring an exclusive WordPress Quick Start Wizard that simplifies the website creation process helping our customers get started quickly.

•
Launched Email Archiving and Email Encryption add-on services for Office 365 users making it easier for small business owners to transmit, store and protect valuable data, and simpler for those operating in regulated industries to remain compliant.

•	Joined a growing consortium of U.S. companies to help promote best practices and share ideas to eliminate the gender pay gap.

Balance Sheet
At September 30, 2016, total cash, cash equivalents and short-term investments were $565.8 million, total debt was $1,075.3 million and net debt was $509.5 million.
Business Outlook
For the fourth quarter ending December 31, 2016, GoDaddy expects total revenue in the range of $483 - $487 million. For the full year ending December 31, 2016, GoDaddy expects total revenue in the range of $1.845 - $1.849 billion.
For the full year 2016, GoDaddy expects unlevered free cash flow of about $350 million, representing approximately 20% growth versus the $294 million in unlevered free cash generated in 2015.
In the third quarter, GoDaddy modified its reporting and guidance practices to ensure compliance with recent SEC interpretations on the use of non-GAAP measures. As a result, GoDaddy transitioned away from its historical presentation of Adjusted EBITDA. The table below shows the significant components of the historical presentation of Adjusted EBITDA, including

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EBITDA excluding equity-based compensation as well as changes in key balance sheet items such as deferred revenue and prepaid and accrued domain registry costs, to allow these components to be compared to GoDaddy's previously issued guidance and past results for Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(in millions, except customers in thousands and ARPU)
EBITDA excluding equity-based compensation	$80.9	$61.2	$192.1	$80.5
Change in deferred revenue	$27.3	$29.8	$158.3	$161.9
Change in prepaid and accrued registry costs	$(1.6)	$(4.0)	$(25.9)	$(32.8)
GoDaddy does not intend to provide guidance for or report Adjusted EBITDA going forward. GoDaddy intends to continue to report the components of the measure formerly known as Adjusted EBITDA to allow comparison to previously issued guidance and past results.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2016 results at 5:00 p.m. Eastern Time on November 2, 2016. To hear the call, dial (877) 201-0168 in the United States or (647) 788-4901 from international locations, with passcode 92690648. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new, or expansion of existing, products or services; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future

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operations, including hiring expectations or international expansion plans; any statements regarding integration of recent or pending acquisitions; any expectations regarding our future financial results; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which is available on the Company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the Company as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this press release includes Total Bookings and ARPU, as operating metrics, and financial measures defined as "non-GAAP financial measures" by the SEC including EBITDA Excluding Equity-Based Compensation, Unlevered Free Cash Flow and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting and non-recurring expenses.
We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period before giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.

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ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
EBITDA Excluding Equity-Based Compensation. EBITDA excluding equity-based compensation is a supplemental measure of our operating performance allowing management, investors and others to evaluate and compare our core operating results and trends by removing the impact of our capital structure (interest expense from our outstanding long-term debt), asset base (depreciation and amortization), tax consequences (tax provision and TRA liability) and equity-based compensation. In addition to its use by management, we also believe it is a measure widely used by securities analysts, investors and others to evaluate the financial performance of our company and other companies in our industry. We calculate EBITDA excluding equity-based compensation as net income (loss) excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability and equity-based compensation expense. Other companies may calculate EBITDA excluding equity-based compensation differently; therefore, our calculation may not be comparable to similarly titled measures of other companies in our industry.
Unlevered Free Cash Flow. Unlevered free cash flow is a supplemental measure of our liquidity used by management to evaluate the amount of cash generated by our business prior to the impact of our capital structure and after tax distributions required by Desert Newco LLC's limited liability company agreement and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. Unlevered free cash flow excludes certain charges that will be settled in cash, such as payments for interest on our long-term debt, acquisition and sponsor-related costs and tax distributions. Given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as gross debt less cash and cash equivalents and short-term investments. Gross debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discounts and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy powers the world's largest cloud platform dedicated to small, independent ventures. With more than 14 million customers worldwide and over 63 million domain names under management, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit
www.GoDaddy.com.

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Domains	$236.6	$215.0	$685.3	$622.7
Hosting and presence	174.1	150.8	502.0	436.5
Business applications	61.4	45.3	174.7	122.7
Total revenue	472.1	411.1	1,362.0	1,181.9
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	169.2	144.0	485.7	420.9
Technology and development	72.3	67.3	214.2	201.2
Marketing and advertising	53.4	49.3	170.9	150.8
Customer care	59.8	54.8	183.6	167.2
General and administrative(2)	52.8	44.2	153.8	168.6
Depreciation and amortization	43.4	40.6	121.6	116.4
Total costs and operating expenses	450.9	400.2	1,329.8	1,225.1
Operating income (loss)	21.2	10.9	32.2	(43.2)
Interest expense	(14.4)	(14.6)	(43.0)	(54.7)
Tax receivable agreements liability adjustment	1.3	(0.6)	(9.4)	(0.6)
Loss on debt extinguishment	—	—	—	(21.4)
Other income (expense), net	(0.7)	—	(0.8)	0.7
Income (loss) before income taxes	7.4	(4.3)	(21.0)	(119.2)
Benefit (provision) for income taxes	0.9	(0.9)	(0.1)	(0.7)
Net income (loss)	8.3	(5.2)	(21.1)	(119.9)
Less: net income (loss) attributable to non-controlling interests	3.5	(2.7)	(6.5)	(44.2)
Net income (loss) attributable to GoDaddy Inc.	$4.8	$(2.5)	$(14.6)	$(75.7)
Net income (loss) per share of Class A common stock(3):
Basic	$0.06	$(0.04)	$(0.19)	$(0.82)
Diluted	$0.05	$(0.04)	$(0.19)	$(0.82)
Weighted-average shares of Class A common stock outstanding(3):
Basic	83,733	64,999	77,170	56,153
Diluted	96,743	64,999	77,170	56,153
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$7.0	$4.4	$16.9	$12.5
Marketing and advertising	2.3	1.5	5.8	4.5
Customer care	1.6	0.9	3.0	2.1
General and administrative	6.6	3.2	14.6	9.4

(2)
General and administrative expenses for the nine months ended September 30, 2015 include $29.7 million of additional costs related to certain termination payments made in connection with the completion of the IPO.

(3)
Amounts for periods prior to our initial public offering (IPO) have been retrospectively adjusted to give effect to the pre-IPO organizational transactions. The prior period amounts do not consider the 26,000 shares of Class A common stock sold in our IPO. As of September 30, 2016, we have a total of 165,334 shares of common stock outstanding, consisting of 86,413 shares of Class A common stock and 78,921 shares of Class B common stock.

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except share amounts which are reflected in thousands and per share amounts)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$556.2	$348.0
Short-term investments	9.6	4.5
Accounts and other receivables	10.8	4.8
Registry deposits	21.6	18.7
Prepaid domain name registry fees	311.1	292.6
Prepaid expenses and other current assets	31.3	25.3
Total current assets	940.6	693.9
Property and equipment, net	230.8	225.0
Prepaid domain name registry fees, net of current portion	171.8	163.7
Goodwill	1,678.1	1,663.4
Intangible assets, net	705.5	735.3
Other assets	6.6	12.1
Deferred tax assets	7.8	5.4
Total assets	$3,741.2	$3,498.8
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$63.2	$39.4
Accrued expenses and other current liabilities	124.6	127.0
Payable to related parties for tax distributions	—	5.3
Deferred revenue	1,043.3	937.7
Long-term debt	4.1	4.2
Total current liabilities	1,235.2	1,113.6
Deferred revenue, net of current portion	528.4	478.5
Long-term debt, net of current portion	1,036.7	1,039.8
Payable to related parties pursuant to tax receivable agreements, net of current portion	199.5	151.6
Other long-term liabilities	39.1	34.3
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value - 50,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.001 par value - 1,000,000 shares authorized; 86,413 and 67,083 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	0.1	0.1
Class B common stock, $0.001 par value - 500,000 shares authorized; 78,921 and 90,398 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	0.1	0.1
Additional paid-in capital	548.0	454.6
Accumulated deficit	(46.8)	(32.2)
Accumulated other comprehensive income	2.7	3.2
Total stockholders' equity attributable to GoDaddy Inc.	504.1	425.8
Non-controlling interests	198.2	255.2
Total stockholders' equity	702.3	681.0
Total liabilities and stockholders' equity	$3,741.2	$3,498.8

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(21.1)	$(119.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	121.6	116.4
Equity-based compensation	40.3	28.5
Loss on debt extinguishment	—	21.4
Other	13.4	7.5
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(2.9)	(3.4)
Prepaid domain name registry fees	(26.6)	(32.5)
Deferred revenue	156.6	161.9
Other operating assets and liabilities	16.1	18.2
Net cash provided by operating activities	297.4	198.1
Investing activities
Purchases of short-term investments	(10.5)	(7.3)
Maturities of short-term investments	5.4	4.9
Business acquisitions, net of cash acquired	(57.9)	(30.7)
Purchases of intangible assets	—	(22.5)
Purchases of property and equipment, excluding improvements	(37.8)	(31.3)
Purchases of leasehold and building improvements	(5.0)	(3.0)
Other investing activities, net	—	1.1
Net cash used in investing activities	(105.8)	(88.8)
Financing activities
Proceeds received from:
Issuance of Class A common stock sold in IPO, net of offering costs	—	482.4
Stock option and warrant exercises	45.9	1.2
Payments made for:
Distributions to holders of LLC Units	(10.8)	—
Repayment of senior note	—	(300.0)
Repayment of revolving credit loan	—	(75.0)
Repayment of term loan	(8.2)	(8.2)
Financing-related costs	—	(13.5)
Contingent consideration for business acquisitions	(1.5)	—
Capital leases and other financing obligations	(8.8)	(7.4)
Net cash provided by financing activities	16.6	79.5
Effect of exchange rate changes on cash and cash equivalents	—	(0.1)
Net increase in cash and cash equivalents	208.2	188.7
Cash and cash equivalents, beginning of period	348.0	139.0
Cash and cash equivalents, end of period	$556.2	$327.7

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure and other operating metric:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(in millions)
Total Bookings:
Total revenue	$472.1	$411.1	$1,362.0	$1,181.9
Change in deferred revenue	27.3	29.8	158.3	161.9
Net refunds	35.4	34.3	108.8	104.8
Other	(0.5)	0.4	1.6	1.6
Total bookings	$534.3	$475.6	$1,630.7	$1,450.2

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(in millions)
EBITDA Excluding Equity-Based Compensation:
Net income (loss)	$8.3	$(5.2)	$(21.1)	$(119.9)
Interest expense, net of interest income	13.9	14.3	41.8	54.2
(Benefit) provision for income taxes and adjustments to the TRA liability	(2.2)	1.5	9.5	1.3
Depreciation and amortization	43.4	40.6	121.6	116.4
EBITDA	63.4	51.2	151.8	52.0
Equity-based compensation expense	17.5	10.0	40.3	28.5
EBITDA excluding equity-based compensation	$80.9	$61.2	$192.1	$80.5

Change in deferred revenue(1)	$27.3	$29.8	$158.3	$161.9
Change in prepaid and accrued registry costs(1)	$(1.6)	$(4.0)	$(25.9)	$(32.8)

(1) In addition to EBITDA excluding equity-based compensation, we also monitor the changes in deferred revenue and changes in the associated prepaid and accrued registry costs to facilitate a supplemental comparison of our performance from period to period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$99.7	$78.7	$297.4	$198.1
Cash paid for interest	11.7	11.9	35.0	47.3
Cash paid for acquisition and sponsor-related costs	0.4	0.4	0.8	30.7
Capital expenditures	(16.2)	(11.3)	(42.8)	(34.3)
Cash paid for tax-related distributions	—	—	(10.3)	—
Unlevered free cash flow	$95.6	$79.7	$280.1	$241.8

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

September 30, 2016
(in millions)
Net Debt:
Current portion of long-term debt	$4.1
Long-term debt	1,036.7
Unamortized original issue discounts on long-term debt	32.1
Unamortized debt issuance costs	2.4
Total debt	1,075.3
Less: Cash and cash equivalents	(556.2)
Less: Short-term investments	(9.6)
Net debt	$509.5
Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30, 2016	September 30, 2015

	(in thousands)
Shares Outstanding:
Class A common stock	86,413	65,263
Class B common stock	78,921	90,398
Total common stock outstanding	165,334	155,661
Effect of dilutive securities(1)	13,010	15,731
	178,344	171,392

(1) In periods in which we have a net loss, the impact of potentially dilutive securities is excluded from the calculation of earnings earnings per share because the effect would be antidilutive.
CONTACTS:
Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2016 GoDaddy Inc. All Rights Reserved.

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